Exhibit 99.1

Tronox Reports Third Quarter 2018 Financial Results

Third Quarter Highlights:

•	Results demonstrate benefits of vertical integration with solid performance realized across the board in pigment, feedstock and co-products and all assets in full operation
•	Revenue of $456 million up 5 percent versus prior year driven primarily by higher pigment and zircon selling prices
•	Income from operations of $53 million up 13 percent versus prior year; adjusted EBITDA of $128 million up 8 percent versus prior year (Non-GAAP)
•	GAAP diluted EPS of $0.05; adjusted diluted EPS of $0.17 (Non-GAAP)
•	Operating cash flow of $112 million; free cash flow of $84 million (1)
•
TiO2 income from operations of $80 million up 7 percent versus prior year; TiO2 adjusted EBITDA of $150 million up 10 percent and TiO2 adjusted EBITDA margin of 33 percent up nearly 200 basis points versus prior year (Non-GAAP)

•	TiO2 operating cash flow of $148 million; TiO2 free cash flow of $120 million (1)

Cristal TiO2 Acquisition:

•	Tronox continues discussions regarding potential divestiture of Cristal’s Ashtabula, Ohio TiO2 facility to enable completion of Cristal acquisition

1)	Free cash flow equals cash flow provided by (used in) operating activities less capital expenditures (Non-GAAP)

STAMFORD, Conn., (November 5, 2018) – Tronox Limited (NYSE:TROX) reported revenue of $456 million for the third quarter 2018 up 5 percent from $435 million in the third quarter 2017 and compared to $492 million in the second quarter 2018.  Income from operations of $53 million increased 13 percent from $47 million in the year-ago quarter and compared to $65 million in the prior quarter.  Net income from continuing operations attributable to Tronox Limited of $6 million, or $0.05 per diluted share, improved from a net loss from continuing operations attributable to Tronox Limited of $34 million, or ($0.28) per diluted share, in the year-ago quarter and compared to net income from continuing operations attributable to Tronox Limited of $36 million, or $0.29 per diluted share in the prior quarter.  Net income from continuing operations attributable to Tronox Limited in the third quarter 2018 included transaction costs primarily related to the Cristal acquisition, an impairment loss and a settlement gain that, combined, totaled $15 million or $0.12 per diluted share.  Excluding these items, adjusted net income attributable to Tronox Limited (Non-GAAP) was $21 million, or $0.17 per diluted share.  Adjusted EBITDA of $128 million increased 8 percent from $118 million in the year-ago quarter and compared to $147 million in the prior quarter.

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Jeffry Quinn, president and chief executive officer of Tronox said: “Our results in the third quarter once again clearly demonstrated the benefits of our vertical integration with solid performance realized across the board in pigment, feedstock and co-products and all our assets in full operation.  Our TiO2 adjusted EBITDA margin of 33 percent, a nearly 200 basis point increase over last year, reflected this broad-based contribution and was achieved despite lower sales volumes in pigment and zircon.  As we anticipated, pigment sales volumes in the third quarter were impacted by transient inventory builds in certain sales channels in Europe and Asia as customers met pigment needs in part by de-stocking these inventories.  We anticipate a return to normal demand and inventory levels as this de-stocking runs its course.  In addition, we are working successfully with our pigment customers on margin stability initiatives with the intent to dampen margin volatility across the cycle.

In zircon, we continued to see favorable market conditions as a result of a tight global supply-demand balance and benefited from higher selling prices in the quarter, which more than offset lower sales volumes due to shipment timing.  Demand for our pig iron products remains strong, especially for foundry grade material.  The market for high-grade feedstock remains tight as a result of industry supply disruptions in the first half 2018 and declining production at other industry producers’ existing operations.  As a vertically integrated producer in a rising high-grade feedstock price environment, we expect to derive significant and differentiating benefits relative to non-integrated pigment producers.”

Quinn continued, “We continue to progress toward closing the Cristal TiO2 acquisition.  During the quarter, we received final approval from the European Commission to close the Cristal acquisition conditioned upon divesting our 8120 paper-laminate product grade to Venator Materials PLC.  Consummation of this divestiture will occur following approval of the Cristal acquisition by U.S. regulatory authorities.  We continue discussions with the Federal Trade Commission regarding the potential divestiture of Cristal’s Ashtabula, OH TiO2 complex as a settlement and potential remedy to enable completion of the Cristal acquisition.”

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Third Quarter 2018

Tronox TiO2

TiO2 revenue of $456 million increased 5 percent compared to $435 million in the year-ago quarter driven by higher selling prices for pigment, zircon, CP slag and pig iron.  The revenue gain was partially offset by lower pigment sales volumes and the timing of zircon shipments.  Pigment sales of $315 million compared to $316 million in the year-ago quarter, as average selling prices increased 7 percent (7 percent on a local currency basis) while sales volumes were 6 percent lower.  The lower sales volumes were the result of transient inventory builds in certain sales channels in Europe and Asia as customers met their pigment needs in part by de-stocking these inventories.  Pigment selling prices were higher in all regions.  Translation of the Euro was a $1 million headwind in the third quarter.

Titanium feedstock and co-products sales of $131 million increased 21 percent from $108 million in the year-ago quarter, driven by higher zircon, CP slag and pig iron selling prices.  Zircon sales of $72 million increased 36 percent from $53 million in the year-ago quarter driven by 50 percent higher selling prices that more than offset 9 percent lower sales volumes due to the timing of shipments.  Pig iron sales of $23 million increased 28 percent from $18 million in the year-ago quarter, as selling prices increased 8 percent and sales volumes increased 17 percent.  Feedstock and other products sales of $36 million compared to $37 million in the year-ago driven by 22 percent higher selling prices for CP slag, which were offset by no ilmenite sales in the third quarter compared to $4 million of ilmenite sales in the year-ago quarter.

Compared sequentially, TiO2 revenue of $456 million decreased 7 percent from $492 million in the second quarter, as higher zircon and pig iron selling prices were more than offset by lower pigment sales volumes and the timing of zircon shipments.  Pigment sales of $315 million were 11 percent lower than $354 million in the prior quarter.  Selling prices were 1 percent lower on a U.S. dollar basis and level on a local currency basis.  Sales volumes were 10 percent lower driven by the normal seasonal decline coupled with transient inventory builds in certain sales channels in Europe and Asia as customers met their pigment needs in part by de-stocking these inventories.  Translation of the Euro was a $2 million headwind on pigment sales in the third quarter.

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Titanium feedstock and co-products sales of $131 million increased 7 percent from $123 million in the prior quarter, driven primarily by higher selling prices for zircon, CP slag and pig iron.  Zircon sales of $72 million were 8 percent lower than $78 million in the second quarter, as 15 percent higher selling prices were more than offset by 19 percent lower sales volumes due to shipment timing.  Pig iron sales of $23 million increased 15 percent from $20 million in the prior quarter, as selling prices increased 7 percent and sales volumes increased 7 percent.  Feedstock and other products sales of $36 million increased 44 percent from $25 million in the prior quarter driven primarily by higher sales of CP slag and slag fines.  There were no ilmenite sales in the current or prior quarter as we are not actively selling ilmenite in the market in preparation for our increased internal requirements following the anticipated closing of the Cristal acquisition.

TiO2 adjusted EBITDA of $150 million increased 10 percent from $136 million in the year-ago quarter, driven primarily by higher selling prices for pigment and zircon and, to a lesser extent, favorable foreign exchange on costs.  Partially offsetting the increase were lower pigment and zircon sales volumes coupled with higher production costs, primarily for petroleum coke, anthracite and electrodes.  Compared sequentially, TiO2 adjusted EBITDA of $150 million decreased 11 percent from $169 million in the prior quarter, as higher selling prices and favorable foreign exchange on costs were more than offset by lower sales volumes and higher production costs, primarily for process chemicals and energy.  TiO2 income from operations of $80 million increased from $75 million in the year-ago quarter and decreased from $108 million in the prior quarter.  TiO2 delivered free cash flow of $120 million in the third quarter, as cash provided by operating activities was $148 million and capital expenditures were $28 million.

Consolidated

Selling, general and administrative expenses were $62 million compared to $59 million in the year-ago quarter and $79 million in the prior quarter.  Selling, general and administrative expenses primarily attributable to the Cristal acquisition were $12 million in the third quarter 2018 compared to $13 million in the year-ago quarter and $27 million in the prior quarter.  Interest expense of $47 million was the same as in the year-ago quarter and compared to $48 million in the prior quarter.  On September 30, 2018, debt was $3,165 million and debt, net of cash and cash equivalents, was $1,429 million, including $659 million of cash restricted for the Cristal transaction.  Liquidity was $2,007 million comprised of cash and cash equivalents of $1,736 million, including $659 million of restricted cash, and $271 million available under revolving credit agreements.  In the third quarter 2018, capital expenditures were $28 million and depreciation, depletion and amortization expense was $48 million.

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Webcast Conference Call

Tronox will conduct a webcast conference call on Tuesday, November 6, 2018, at 10:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.224.633.1393
Conference ID: 2648037

Conference Call Presentation Slides will be used during the conference call and are available on our website: tronox.com

Conference Call Replay: Available via the internet and telephone beginning on November 6, 2018, at 1:30 p.m. ET (New York), until November 12, 2018, 1:30 p.m. ET (New York).
Internet Replay: tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 2648037

Upcoming Conferences and Investor Meetings

During the fourth quarter 2018 a member of management is scheduled to present at the following conferences and hold investor meetings in the following cities:

•	Citi Basic Materials Conference, New York, November 27, 2018
•	Investor meetings in Chicago and Toronto, November 28 and 29, 2018
•	Investor meetings in San Francisco and Los Angeles, December 4 and 5, 2018
•	Bank of America Merrill Lynch Leveraged Finance Conference, Boca Raton, FL, December 4 and 5, 2018

Accompanying conference and meeting materials will be available at http://investor.tronox.com

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About Tronox

Tronox Limited is a vertically integrated mining and inorganic chemical business. The Company mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products. For more information, visit tronox.com.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company's filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

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Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited's financial results, we have disclosed in this press release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net loss attributable to Tronox and a non-U.S. GAAP liquidity measure of Free Cash Flow.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company's financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•
Reflect Tronox Limited's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•	Provide useful information to investors and others in understanding and evaluating Tronox Limited's operating results and future prospects;
•
Provide additional view of the operating performance of the company by adding interest expenses, taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt  and stock-based compensation charges are made to exclude items that are either non-cash or unusual in nature;

•	Assist investors to assess the company's compliance with financial covenants under its debt instruments;

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•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies, and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net income (loss) attributable to Tronox Limited” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Brennen Arndt
+1.203.705.3730

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TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three months Ended September 30,		Nine Months Ended September 30,

	2018	2017 (1)	2018	2017
Net sales	$456	$435	$1,390	$1,234
Cost of goods sold	335	329	1,010	970
Gross profit	121	106	380	264
Selling, general, and administrative expenses	(62)	(59)	(217)	(184)
Restructuring	-	-	-	1
Impairment loss	(6)	-	(31)	-
Income from operations	53	47	132	81
Interest expense	(47)	(47)	(144)	(140)
Interest income	8	3	23	5
Loss on extinguishment of debt	-	(28)	(30)	(28)
Other income (expense), net	7	8	27	(3)
Income (loss) from continuing operations before income taxes	21	(17)	8	(85)
Income tax benefit (provision)	(6)	(11)	16	(10)
Net income (loss) from continuing operations	15	(28)	24	(95)
Loss from discontinued operations, net of tax	-	(213)	-	(179)
Net income (loss)	15	(241)	24	(274)
Net income attributable to noncontrolling interest	9	6	26	11
Net income (loss) attributable to Tronox Limited	$6	$(247)	$(2)	$(285)

Net income (loss) per share, basic:
Continuing operations	$0.05	$(0.28)	$(0.01)	$(0.89)
Discontinued operations	$-	$(1.79)	$-	$(1.51)
Net income (loss) per share, basic	$0.05	$(2.07)	$(0.01)	$(2.40)

Net income (loss) per share, diluted:
Continuing operations	$0.05	$(0.28)	$(0.01)	$(0.89)
Discontinued operations	$-	$(1.79)	$-	$(1.51)
Net income (loss) per share, diluted	$0.05	$(2.07)	$(0.01)	$(2.40)

Weighted average shares outstanding, basic (in thousands)	123,121	119,405	122,850	118,908
Weighted average shares outstanding, diluted (in thousands)	126,302	119,405	122,850	118,908

Other Operating Data:
Capital expenditures	$28	$23	$83	$63
Depreciation, depletion and amortization expense	$48	$45	$145	$136

(1) During the third quarter of 2017, we completed the sale of our wholly owned subsidiary, Tronox Alkali Corporation (“Alkali”), to Genesis Energy, L.P. As part of the calculation of the loss on the sale, during the third quarter of 2017 we reclassified $5 million of Alkali transactional expenses that we had incurred in the six months ended June 30, 2017 from continuing operations and included such amounts in the loss on sale calculation within the results of discontinued operations. Although the Condensed Consolidated Statement of Operations for the nine months ended September 30, 2017 is not impacted, when the results were restated in the third quarter of 2017 to present Alkali as discontinued operations for the previous periods, the $5 million in transactional expenses should have been included in the results of discontinued operations in the periods incurred rather than reclassified into discontinued operations upon the sale in the third quarter. Due to this revision, the results of our third quarter of 2017 have been adjusted as follows:

•	Income from operations decreased from a $52 million to $47 million;
•	Net loss from continuing operations increased from $25 million to $28 million;
•	Loss from discontinued operations, net of tax decreased from $216 million to $213 million;
•	Basic and diluted net loss per share from continuing operations increased from $0.26 to $0.28; and
•	Basic and diluted net loss per share from discontinued operations decreased from $1.81 to $1.79.

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TRONOX LIMITED
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS)
ATTRIBUTABLE TO TRONOX LIMITED  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX LIMITED (NON-U.S. GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income (loss) attributable to Tronox Limited (U.S. GAAP)	$6	$(247)	$(2)	$(285)
Loss from discontinued operations, net of tax (U.S. GAAP)	-	(213)	-	(179)
Net income (loss) from continuing operations attributable to Tronox Limited (U.S. GAAP)	$6	$(34)	$(2)	$(106)
Impairment loss (a)	6	-	31	-
Transaction costs (b)	12	13	59	33
Restructuring (c)	-	-	-	(1)
Tax valuation allowance reversal (d)	-	-	(48)	-
Share-based compensation modification (e)	-	-	(6)	-
Settlement gain (f)	(3)	-	(3)	-
Loss on extinguishment of debt (g)	-	28	30	28
Adjusted net income (loss) from continuing operations attributable to Tronox Limited (non-U.S. GAAP) (h)	$21	$7	$61	$(46)

Diluted net income (loss) per share from continuing operations (U.S. GAAP)	$0.05	$(0.28)	$(0.01)	$(0.89)

Impairment loss, per share	0.05	-	0.24	-
Transaction costs, per share	0.09	0.11	0.47	0.28
Restructuring, per share	-	-	-	(0.02)
Tax valuation allowance reversal	-	-	(0.38)	-
Share-based compensation modification	-	-	(0.05)	-
Settlement gain	(0.02)	-	(0.02)	-
Loss on debt extinguishment, per share	-	0.23	0.24	0.24
Diluted adjusted net income (loss) from continuing operations per share attributable to Tronox Limited (non-U.S. GAAP)	$0.17	$0.06	$0.49	$(0.39)

Weighted average shares outstanding, diluted (in thousands)	126,302	124,519	125,871	118,908

(a) Represents a pre-tax charge for the impairment and expected loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.
(b) Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(c) Represents the reversal of restructuring expense pursuant to the settlement of claims previously filed relating to a prior restructure which was recorded in “Restructuring” in the unaudited Condensed Consolidated Statements of Operations.
(d) Represents the reversal of the tax valuation allowance attributable to our operating subsidiary in the Netherlands.
(e) Represents the reversal of previously recorded expense related to the modification of the Integration Incentive Award.
(f) Represents settlement gain related to the U.S. postretirement medical plan.
(g) Represents debt extinguishment costs of $30 million including a call premium of $22 million  associated with the issuance of the 2026 Senior Notes and redemption of our Senior Notes due 2022.
(h) No income tax impact given full valuation allowance.

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TRONOX LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	September 30, 2018	December 31 2017
ASSETS
Current Assets
Cash and cash equivalents	$1,077	$1,116
Restricted cash	659	653
Accounts receivable, net of allowance for doubtful accounts	326	329
Inventories, net	475	473
Prepaid and other assets	59	60
Income taxes receivable	8	8
Total current assets	2,604	2,639

Noncurrent Assets
Property, plant and equipment, net	1,014	1,115
Mineral leaseholds, net	809	885
Intangible assets, net	182	198
Inventories, net	-	3
Deferred tax assets	43	1
Other long-term assets	62	23
Total assets	$4,714	$4,864

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$155	$165
Accrued liabilities	154	163
Long-term debt due within one year	22	22
Income taxes payable	15	3
Total current liabilities	346	353

Noncurrent Liabilities
Long-term debt, net	3,143	3,125
Pension and postretirement healthcare benefits	91	103
Asset retirement obligations	75	79
Long-term deferred tax liabilities	162	171
Other long-term liabilities	18	18
Total liabilities	3,835	3,849

Commitments and Contingencies
Shareholders’ Equity
Tronox Limited Class A ordinary shares, par value $0.01 — 94,282,967 shares issued and 94,201,511 shares outstanding at September 30, 2018 and 92,717,935 shares issued and 92,541,463 shares outstanding at December 31, 2017	1	1
Tronox Limited Class B ordinary shares, par value $0.01 — 28,729,280 shares issued and outstanding at September 30, 2018 and December 31, 2017.	-	-
Capital in excess of par value	1,574	1,558
Accumulated deficit	(346)	(327)
Accumulated other comprehensive loss	(522)	(403)
Total Tronox Limited shareholders' equity	707	829
Noncontrolling interest	172	186
Total equity	879	1,015
Total liabilities and equity	$4,714	$4,864

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TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)

	Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$24	$(274)
Loss from discontinued operations, net of tax	-	(179)
Net income (loss) from continuing operations	$24	$(95)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities, continuing operations:
Depreciation, depletion and amortization	145	136
Deferred income taxes	(29)	8
Share-based compensation expense	16	26
Amortization of deferred debt issuance costs and discount on debt	9	9
Pension and postretirement healthcare benefit expense	2	2
Loss on debt extinguishment	30	28
Impairment loss	31	-
Other non-cash affecting net loss	(1)	19
Contributions to employee pension and postretirement plans	(14)	(18)
Changes in assets and liabilities:
Increase in accounts receivable, net	(20)	(29)
(Increase) decrease in inventories, net	(38)	46
Increase in prepaid and other assets	(1)	(16)
Decrease in accounts payable and accrued liabilities	(15)	(27)
Increase in income taxes payable	12	-
Other,net	(8)	5
Cash provided by operating activities, continuing operations	143	94

Cash Flows from Investing Activities:
Capital expenditures	(83)	(63)
Proceeds from the sale of business	1	1,325
Loans	(39)	-
Cash used in investing activities, continuing operations	(121)	1,262

Cash Flows from Financing Activities:
Repayments of long-term debt	(600)	(2,342)
Repayments of short-term debt	-	(150)
Proceeds from long-term debt	615	2,589
Call premium paid	(22)	(14)
Debt issuance costs	(10)	(36)
Proceeds from the exercise of options and warrants	6	1
Dividends paid	(17)	(17)
Restricted stock and performance-based shares settled in cash for withholding taxes	(6)	(11)
Cash used in financing activities, continuing operations	(34)	20

Discontinued Operations:
Cash provided by operating activities	-	107
Cash used in investing activities	-	(25)
Net cash flows provided by discontinued operations	-	82

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(21)	2
Net (decrease) increase in cash and cash equivalents	(33)	1,460
Cash, cash equivalents and restricted cash at beginning of period	1,769	251
Cash, cash equivalents and restricted cash at end of period, continuing operations	$1,736	$1,711

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TRONOX LIMITED
SEGMENT INFORMATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income (loss) (U.S. GAAP)	$15	$(241)	$24	$(274)
Income from discontinued operations, net of tax (U.S. GAAP)	-	(213)	-	(179)
Net income (loss) from continuing operations (U.S. GAAP)	15	(28)	24	(95)
Interest expense	47	47	144	140
Interest income	(8)	(3)	(23)	(5)
Income tax provision (benefit)	6	11	(16)	10
Depreciation, depletion and amortization expense	48	45	145	136
EBITDA (non-U.S. GAAP)	108	72	274	186
Impairment loss (a)	6	-	31	-
Share-based compensation (b)	7	5	16	26
Transaction costs (c)	12	13	59	33
Restructuring (d)	-	-	-	(1)
Loss on extinguishment of debt (e)	-	28	30	28
Foreign currency remeasurement (f)	(4)	(5)	(28)	1
Settlement gain (g)	(3)		(3)
Other items (h)	2	5	9	12
Adjusted EBITDA (non-U.S. GAAP)	$128	$118	$388	$285

(a)
Represents a pre-tax charge for the impairment and expected loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.

(b)	Represents non-cash share-based compensation.
(c)
Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(d)
Represents the reversal of restructuring expense pursuant to the settlement of claims previously filed relating to a prior restructure which was recorded in “Restructuring” in the unaudited Condensed Consolidated Statements of Operations.

(e)
2018 amounts represent debt extinguishment costs of $30 million including a call premium of $22 million associated with the issuance of the 2026 Senior Notes and redemption of our Senior Notes due 2022. 2017 amounts represent debt extinguishment costs associated with the repayment of our Prior Term Loan Facility, termination of our UBS revolver and the redemption of our Senior Notes due 2020.

(f)
Represents foreign currency remeasurement comprised of all unrealized gains and losses as well as realized gains or losses associated with nonfunctional currency intercompany receivables and payables and related derivative instruments. These amounts are included in “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.

(g)	Represents settlement gain related to U.S. postretirement medical plan.
(h)
Includes non-cash pension and postretirement costs, severance expense, accretion expense and other items included in “Selling, general and administrative expenses”, “Cost of goods sold” and "Other income (expense), net" in the unaudited Condensed Consolidated Statements of Operations.

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TRONOX LIMITED
SEGMENT INFORMATION
OPERATING INCOME AND ADJUSTED EBITDA (NON-U.S. GAAP)
AND
FREE CASH FLOW (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

The following table reconciles income from operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
TiO2 segment	$80	$75	$240	$168
Unallocated Corporate	(27)	(28)	(108)	(87)
Income from operations (U.S. GAAP)	$53	$47	$132	$81

The following table provides Adjusted EBITDA for TiO2 segment and Corporate for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
TiO2 segment	$150	$136	$457	$344
Unallocated Corporate	(22)	(18)	(69)	(59)
Adjusted EBITDA (non-U.S. GAAP)	$128	$118	$388	$285
Adjusted EBITDA as a % of Net Sales (non-U.S. GAAP)	28%	27%	28%	23%
TiO2 Adjusted EBITDA as a % of Net Sales (non-U.S. GAAP)	33%	31%	33%	28%

The following table provides a reconciliation of TiO2 income from operations to Adjusted EBITDA for our TiO2 segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
TiO2 segment operating income (1)	$80	$75	$240	$168
Depreciation, depletion and amortization expense	46	44	140	132
Other income (expense), net	9	30	32	(19)
TiO2 EBITDA (non-U.S. GAAP)	135	149	412	281
Nonrecurring and other items (1)	15	(13)	45	63
TiO2 Adjusted EBITDA (non-U.S. GAAP)	$150	$136	$457	$344

(1) TiO2 segment operating income includes an allocation of costs managed by Corporate. Nonrecurring and other items added back to TiO2 EBITDA includes an add back for the allocation of costs managed by Corporate, as well as the impairment loss, foreign currency losses (gains) and share-based compensation.

The following table reconciles Cash provided by (used in) operating activities, continuing operations, the comparable measure for segment reporting under U.S. GAAP, to free cash flow by segment for the periods presented:

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	TiO2	Corporate	Consolidated	TiO2	Corporate	Consolidated
Cash provided by (used in) operating activities, continuing operations	$148	$(36)	$112	$347	$(204)	$143
Capital expenditures	(28)	-	(28)	(82)	(1)	(83)
Free cash flow (non-U.S. GAAP)	$120	$(36)	$84	$265	$(205)	$60

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